                                                                    Exhibit 99.1

PRESS RELEASE DATED October 21, 2004
                                                             [MICRO LINEAR LOGO]

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT
MICHAEL SCHRADLE
CHIEF FINANCIAL OFFICER
MICROLINEAR CORPORATION
2050 CONCOURSE DRIVE
SAN JOSE, CA 95131
(408) 433-5200

          Micro Linear Announces Third Quarter 2004 Financial Results

SAN JOSE, California, October 21, 2004-- Micro Linear Corporation (NASDAQ: MLIN) announced today its financial results for the third quarter ended September 26, 2004.

Net revenue for the third quarter of 2004 totaled $5.9 million, up slightly from $5.8 million in net revenue for the third quarter of 2003. Sales of wireless products during the third quarter of 2004 were $4.8 million, up 15% from $4.2 million in wireless product revenue during the third quarter of 2003. Revenue from legacy networking products decreased from $1.6 million in the third quarter of last year to $1.1 million this year. Third quarter 2004 net revenue was down 10% from $6.5 million in net revenue for the second quarter of this year; $0.4 million of this quarter-to-quarter decrease in net revenue was due to lower networking product sales and $0.2 million of the decrease was due to lower third quarter 2004 wireless products revenue.

The Company's gross margin for the third quarter of 2004 was $3.4 million, up 42% from $2.4 million in gross margin during the third quarter of 2003. The gross margin percentage was 58% for the third quarter of 2004, compared to 59% for the second quarter of 2004, and up significantly from the 41% gross margin percentage during the third quarter of 2003. The increase in gross margin percentage during the third quarter of 2004, compared to the prior year's third quarter was due mainly to higher average selling prices and lower manufacturing costs for our wireless transceivers. Unit shipments of transceivers used in 5.8 GHz applications, our highest volume products, rose 77% from the third quarter of 2003.

The Company reported net income for the third quarter of 2004 of $0.6 million, or $0.04 per share, after a gain of $1.1 million from the sale of our San Jose buildings, compared to a net loss of $0.8 million, or $0.07 per share, for the second quarter of 2004, and a $2.5 million net loss, or $0.20 per share for the third quarter of 2003. The net loss in the second quarter of 2004 included a $0.2 million charge in connection with the recognition of the remaining lease obligation, net of a sublease, on a facility vacated as part of the Company's restructuring announced in May 2003, and our results for the third quarter of 2003 included a $1.5 million charge related to the impairment in value of our buildings and $0.1 million in charges related to the May 2003 restructuring.

Net revenue for the nine months ended September 26, 2004 was $16.2 million, compared to $16.9 million for the same period in 2003. Gross margin for the first nine months of 2004 totaled $9.0 million, up 21% from $7.4 million for the first nine months of 2003. The Company reported a net loss of $2.9 million, or $0.24 per share, for the first nine months of 2004, compared to a net loss of $8.4 million, or $0.69 per share, for the first nine months of 2003. The 2004 results include the $1.1 million gain on the sale of our

San Jose buildings and the 2003 results include the $1.5 million charge related to the impairment in value of those buildings and restructuring charges of $ 1.1 million.

"During the quarter we began shipping our ML 5824, a transverter that is designed to allow our customers to convert their 2.4GHz designs to a 5.8GHz design, in production volumes to our second major wireless customer," said Timothy A. Richardson, Micro Linear's President and Chief Executive Officer. "We are also pleased with the progress we are making in the development of our ML1900, the first of our products targeted for the PHS market, which is being sampled to customers at this time," he added.

About Micro Linear Corporation:

Micro Linear Corporation is a fabless semiconductor company specializing in wireless integrated circuit solutions, which enable a variety of wireless products serving a global market. These transceivers can be used in many streaming wireless applications such as cordless phones, PHS handsets, wireless speakers and headphones, security cameras, game controllers, cordless headsets and other personal electronic appliances. Headquartered in San Jose, California, Micro Linear's products are available through its authorized representatives and distributors worldwide. For more information, please visit www.microlinear.com

         Except for the historical information contained herein, the statements in this press release, including, but not limited to, statements regarding its progress in developing its ML1900 products are forward-looking statements within the meaning of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by use of terms such as "can", "expect", "will" and similar expressions. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the risks associated with the cyclical nature of the semiconductor industry; changes in the average selling prices of the Company's products; the level of product orders; the ability of customers to cancel, delay or otherwise change orders without significant penalty; new product announcements or introductions by competitors; the market's acceptance of the Company's products; and other factors that may cause the Company's business or operating results to fluctuate in the future. Additional risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Quarterly Report on Form 10-Q for the quarter ended June 27, 2004. Statements included in this press release are based on information known to the Company as of the date of this release, and the Company assumes no obligation to update information contained in this release.

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                            MICRO LINEAR CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                                    UNAUDITED
                                 (IN THOUSANDS)


                                                  Sept 26         DEC 28
                                                    2004           2003
                                                    ----           ----
ASSETS
  CASH AND SHORT-TERM INVESTMENTS                 $ 16,481       $ 17,669
  ACCOUNTS RECEIVABLE, NET                           3,423            937
  INVENTORIES                                        1,850          2,383
  OTHER CURRENT ASSETS                                 352            563
                                                  --------       --------
       TOTAL CURRENT ASSETS                         22,106         21,552
PROPERTY, PLANT & EQUIPMENT, NET                       420          5,860
OTHER ASSETS                                            26             26
                                                  --------       --------
  TOTAL ASSETS                                    $ 22,552       $ 27,438
                                                  ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
  ACCOUNTS PAYABLE                                $  1,999       $  2,683
  ACCRUED LIABILITIES                                2,667          2,603
  CURRENT PORTION OF LONG-TERM DEBT                     --          2,040
                                                  --------       --------
       TOTAL CURRENT LIABILITIES                     4,666          7,326
STOCKHOLDERS' EQUITY
  COMMON STOCK                                          15             15
  ADDITIONAL PAID-IN CAPITAL                        61,297         60,583
  ACCUMULATED OTHER COMPREHENSIVE INCOME                (9)             2
  ACCUMULATED DEFICIT                              (23,184)       (20,255)
  TREASURY STOCK                                   (20,233)       (20,233)
                                                  --------       --------
    TOTAL STOCKHOLDERS' EQUITY                      17,886         20,112
                                                  --------       --------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 22,552       $ 27,438
                                                  ========       ========

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                            MICRO LINEAR CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    UNAUDITED

                                                                THREE MONTHS ENDED            NINE MONTHS ENDED
                                                             Sep 26,        Sep 28,        Sep 26,        Sep 28,
                                                               2004           2003           2004           2003
                                                               ----           ----           ----           ----
NET REVENUE                                                  $  5,875       $  5,818       $ 16,223       $ 16,851
COST OF REVENUE                                                 2,465          3,410          7,242          9,418
                                                             --------       --------       --------       --------
GROSS MARGIN                                                    3,410          2,408          8,981          7,433
OPERATING EXPENSES:
  RESEARCH AND DEVELOPMENT                                      2,165          1,712          7,417          7,477
 SELLING, GENERAL AND ADMINISTRATIVE                            1,796          1,567          5,498          5,836
 IMPAIRMENT IN CARRYING VALUE OF
    LAND AND BUILDINGS                                             --          1,500             --          1,500
  GAIN ON SALE OF LAND AND BUILDINGS                           (1,138)                       (1,138)
 RESTRUCTURING CHARGES                                             --            108            166          1,062
                                                             --------       --------       --------       --------
   TOTAL OPERATING EXPENSES                                     2,823          4,887         11,943         15,875
INCOME (LOSS) FROM OPERATIONS                                     587         (2,479)        (2,962)        (8,442)
INTEREST AND OTHER INCOME                                          57             80            166            237
INTEREST AND OTHER EXPENSE                                        (23)           (63)          (109)          (156)
                                                             --------       --------       --------       --------
INCOME (LOSS) BEFORE INCOME TAXES                                 621         (2,462)        (2,905)        (8,361)
PROVISION FOR INCOME TAXES                                         14             22             24             72
                                                             --------       --------       --------       --------
NET INCOME (LOSS)                                                 607         (2,484)        (2,929)        (8,433)
                                                             ========       ========       ========       ========
NET INCOME (LOSS) PER SHARE:
BASIC:
  NET INCOME (LOSS) PER SHARE                                $   0.05       $  (0.20)      $  (0.24)      $  (0.69)
                                                             ========       ========       ========       ========
  NUMBER OF SHARES USED IN PER SHARE COMPUTATION               12,424         12,250         12,381         12,220
                                                             ========       ========       ========       ========
DILUTED:
  NET INCOME (LOSS) PER SHARE                                $   0.04       $  (0.20)      $  (0.24)      $  (0.69)
                                                             ========       ========       ========       ========
  NUMBER OF SHARES USED IN PER SHARE COMPUTATION               13,698         12,250         12,381         12,220
                                                             ========       ========       ========       ========